Exhibit 99.1

news release for immediate release

Contact:	Janice McDill
Phone:	312.698.6707
Email:	janice.mcdill@grubb-ellis.com
Grubb & Ellis Company Reports
Fourth-Quarter and Full-Year 2009 Results
SANTA ANA, Calif. (Feb. 18, 2010) – Grubb & Ellis Company (NYSE: GBE), a leading real estate services and investment firm, today reported fourth quarter 2009 revenue of $150.6 million, compared with revenue of $160.0 million for the fourth quarter of 2008. For the full year 2009, Grubb & Ellis reported revenue of $535.6 million, compared with revenue of $628.8 million in 2008.
Net income attributable to the company for the fourth quarter of 2009 was $16.8 million, or $0.11 per share, primarily as a result of a gain of $21.9 million realized on the repayment of debt and $3.5 million of income from discontinued operations related to the disposal of two real estate related assets held for sale. In the comparable 2008 period, the company reported a net loss of $262.9 million, or $4.15 per share. For 2009, the company reported a net loss of $78.8 million, or $1.27 per share, compared with a net loss of $330.9 million, or $5.21 per share, for the same period a year ago.
Company Highlights
•	Issued $97 million in preferred stock that allowed the company to repay in full its senior secured credit facility and provided approximately $40 million in working capital.

•	Successfully launched Grubb & Ellis Healthcare REIT II, the company’s newest non-traded public real estate investment trust product.

•	Recruited 13 senior-level brokerage sales professionals during the fourth quarter, bringing to 99 the number of top brokerage sales professionals who have joined the company since July 2008. During the same period, the company has transitioned out 176 lower producing brokers.

•	Expanded corporate outsourcing revenue by 14 percent and retained all of the company’s national account relationships during 2009.
-more-

2 — 2 — 2
2/18/10
Grubb & Ellis Company Reports Fourth-Quarter and Full-Year 2009 Results
“Although Grubb & Ellis’ overall fourth-quarter results were short of our expectations, the company did report better than expected performance in its Management Services and Investment Management businesses. Our Transaction Services business, however, continues to reflect the challenges in the commercial real estate sales and leasing markets,” said Thomas P. D’Arcy, president and chief executive officer of Grubb & Ellis. “During the fourth quarter we strengthened our balance sheet and grew our core businesses by continuing to recruit key industry talent, increasing square feet under management and adding to our mix of investment products. We believe these initiatives provide a strong foundation for the company’s long term growth prospects.”
Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) for the fourth quarter of 2009 was $1.1 million, compared with adjusted EBITDA of negative $4.4 million in the same period a year ago. For the full year 2009, the company reported negative adjusted EBITDA of $24.0 million, compared with positive adjusted EBITDA of $22.9 million in the same period a year ago. The income and charges excluded from EBITDA to arrive at adjusted EBITDA are detailed in the Reconciliation of Net Income (Loss) to Adjusted EBITDA in the tables following this release.
OPERATING SEGMENTS
Management Services
Management Services revenue includes asset and property management fees as well as reimbursed salaries, wages and benefits from the company’s third-party property management and facilities outsourcing services, along with business services fees. Management Services revenue was $75.0 million for the fourth quarter of 2009, up 10.7 percent from $67.8 million for the same period a year ago. Full-year 2009 Management Services revenue was $274.7 million, an 8.3 percent increase from revenue of $253.7 million during the same period a year ago.
The company expanded its client roster and management portfolio throughout 2009. On a net basis, square feet under management increased by 8 percent, or 16 million square feet, year-over-year, excluding the assets owned by the company’s first sponsored public non-traded healthcare REIT, which is now self-advised. At Dec. 31, 2009, the company managed approximately 240.7 million square feet of commercial real estate and multi family property, including 24.3 million square feet of Grubb & Ellis’ Investment Management portfolio.
Transaction Services
Transaction Services revenue for the fourth quarter of 2009, including brokerage commission, valuation and consulting revenue, was $54.6 million, compared with $67.1 million in the same period a year ago. As the company previously reported, the decrease is primary the result of reduced transaction activity and higher direct costs. The Transaction Services segment generated revenue of $173.4 million during all of 2009, compared with $240.3 million in 2008.
-more-
Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 200     Santa Ana, CA 92705          714.667.8252

3 — 3 — 3
2/18/10
Grubb & Ellis Company Reports Fourth-Quarter and Full-Year 2009 Results
Leasing activity represented approximately 80 percent of the company’s total Transaction Services revenue in 2009, while investment sales accounted for 20 percent of total revenue. In 2008, the revenue breakdown was 77 percent leasing and 23 percent investment sales. Although down 57 percent for the year, the company’s investment sales revenue increased 45 percent in the fourth quarter of 2009 versus the third quarter, an indication that the investment sales market could be in the early stages of recovery.
As part of its recruiting efforts, the company has significantly upgraded the quality of its brokerage sales professionals, with the annual production of the company’s new recruits averaging $675,000. This compares favorably to the 176 brokers who were terminated since July 2008 with annual production of less than $200,000. Throughout this period, the company’s retention rate among existing brokerage professionals has been extremely high.
Investment Management
Investment Management revenue for the fourth quarter of 2009, which includes transaction fees, captive management fees and dealer-manager fees, totaled $13.4 million, compared with revenue of $17.1 million in the same period a year ago. For the full year, Investment Management revenue was $57.3 million, compared with $101.6 million in the same period a year earlier. The decreases in both the current quarter and year-to-date revenue are attributable to the current market environment, which has significantly slowed investment sales activity for the tenant-in-common and private client programs. The year-over-year decreases in acquisition, loan and disposition fees generated by the company’s investment programs were 62.1 percent and 17.1 percent during the fourth quarter and full year, respectively.
During 2009, approximately $554.7 million in equity was raised for the company’s investment programs, compared with $984.3 million in 2008. This decrease can be attributed to lower tenant-in-common and private client management equity as well as the transition of advisory services for the company’s first sponsored public non-traded healthcare REIT, which is now self-advised. Sales of Grubb & Ellis Healthcare REIT II, the company’s second public non-traded healthcare REIT, commenced in the third quarter and began raising equity during the fourth quarter.
At Dec. 31, 2009, the company had assets under management of $5.8 billion, which was unchanged from assets under management at Sept. 30, 2009.
Rental-Related Operations
Rental-related revenue and rental-related expense includes pass-through revenue and expenses for master lease accommodations related to the company’s tenant-in-common programs. Rental-related revenue and rental-related expense also includes results from two properties held for investment.
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 200     Santa Ana, CA 92705          714.667.8252

4 — 4 — 4
2/18/10
Grubb & Ellis Company Reports Fourth-Quarter and Full-Year 2009 Results
2010 OUTLOOK
The company anticipates 2010 total revenue of $550 million to $575 million and adjusted EBITDA of $10 million to $15 million.
This guidance is based on the expectation that commercial real estate activity in the U.S. will begin to improve in the second half of 2010. For 2010, the company is forecasting a 25 to 30 percent increase in investment sales activity over 2009 levels, and leasing activity to grow between 10 to 15 percent over the prior year. Grubb & Ellis also expects to see an increase in Transaction Services revenue from its recruiting efforts, and a slight margin increase based on a more diversified revenue mix. The company is forecasting Management Services revenue to continue its steady growth and Investment Management revenue to be flat year-over-year as it continues to ramp up sales of its new REIT products. Offsetting these lower revenue expectations are $25 million of annualized cost savings of which the company expects to realize approximately $20 million in 2010.
“By aggressively addressing our corporate overhead costs and strategically investing in our core business, we expect Grubb & Ellis to return to profitability in 2010,” D’Arcy said. “On the cost side, we have taken action to align our cost structure to match the drivers of our revenue. This action has resulted in reductions in non-client facing operating expenses of 12 to 14 percent on an annual basis. In terms of investments, we will continue to attract and acquire top brokerage talent, open new offices, expand our service offerings and create a more robust operating platform. As a result of these efforts, Grubb & Ellis will be a leaner, more competitive organization, well positioned for sustainable long-term growth.”
Conference Call & Webcast
Management will host a conference call today at 10:30 a.m. Eastern Time to review the results. A live webcast will be accessible through the Investor Relations section of the company’s Web site at http://www.grubb-ellis.com. The direct dial-in number for the conference call is 1.800.706.7749 for domestic callers and 1.617.614.3474 for international callers. The conference call ID number is 81705538. An audio replay will be available beginning at 1:30 p.m. ET on Thursday, Feb. 18 until 7 p.m. ET on Thursday, Feb. 25 and can be accessed by dialing 1.888.286.8010 for domestic callers and 1.617.801.6888 for international callers and entering conference call ID 41102092. In addition, the conference call audio will be archived on the company’s Web site following the call.
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 200     Santa Ana, CA 92705          714.667.8252

5 — 5 — 5
2/18/10
Grubb & Ellis Company Reports Fourth-Quarter and Full-Year 2009 Results
About Grubb & Ellis Company
Named to The Global Outsourcing 100(TM) in 2009 by the International Association of Outsourcing Professionals(TM), Grubb & Ellis Company (NYSE: GBE) is one of the largest and most respected commercial real estate services and investment companies in the world. Our 6,000 professionals in more than 130 company-owned and affiliate offices draw from a unique platform of real estate services, practice groups and investment products to deliver comprehensive, integrated solutions to real estate owners, tenants and investors. The firm’s transaction, management, consulting and investment services are supported by highly regarded proprietary market research and extensive local expertise. Through its investment subsidiaries, the company is a leading sponsor of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including public non-traded real estate investment trusts (REITs), mutual funds and other real estate investment funds. For more information, visit www.grubb-ellis.com.
Forward-Looking Statement
Certain statements included in this press release may constitute forward-looking statements regarding, among other things, the ability of future revenue growth, market trends, new business opportunities and investment programs, results of operations, changes in expense levels and profitability and effects on the company of changes in the real estate markets. These statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Such factors which could adversely affect the company’s ability to obtain these results include, among other things: (i) a continued or further slowdown in the volume and the decline in transaction values of sales and leasing transactions; (ii) the continuing general economic downturn and recessionary pressures on businesses in general; (iii) a prolonged and pronounced recession and continued decline in real estate markets and values; (iv) the unavailability of credit to finance real estate transactions; (v) the ability of the company to return to compliance with the NYSE’s continued listing standards; (vi) the success of current and new investment programs; (vii) the success of new initiatives and investments; (viii) the inability to attain expected levels of revenue, performance, brand equity and expense reductions in the current macroeconomic and credit environment and (ix) other factors described in the company’s annual report on Form 10-K/A for the fiscal year ending December 31, 2008, Form 10-Q for the three-month periods ending March 31, 2009, June 30, 2009 and September 30, 2009 and in other current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”). The company does not undertake any obligation to update forward-looking statements.
Non-GAAP Financial Information
In addition to the results reported in accordance with U.S. generally accepted accounting principles (GAAP) included within this press release, Grubb & Ellis Company has provided certain information, which includes non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission rules and is included in the attached supplemental data. Management believes that these non-GAAP financial measures are useful to both management and the company’s stockholders in their analysis of the business and operating performance of the company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Grubb & Ellis Company may not be comparable to similarly titled measures reported by other companies.
TABLES FOLLOW
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 200     Santa Ana, CA 92705          714.667.8252

Grubb & Ellis Company
Consolidated Statements of Operations
(in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
REVENUE
Management services	$75,048	$67,809	$274,684	$253,664
Transaction services	54,601	67,059	173,394	240,250
Investment management	13,370	17,100	57,282	101,581
Rental related	7,531	7,983	30,285	33,284

TOTAL REVENUE	150,550	159,951	535,645	628,779

OPERATING EXPENSE
Compensation costs	34,186	41,939	141,220	154,105
Transaction commissions and related costs	39,846	46,335	125,206	164,316
Reimbursable salaries, wages, and benefits	53,434	49,242	203,112	184,585
General and administrative	21,045	35,273	104,846	119,660
Depreciation and amortization	3,956	2,336	12,324	16,028
Rental related	5,128	5,993	21,287	21,377
Interest	2,956	4,279	15,446	14,207
Merger related costs	—	4,515	—	14,732
Real estate related impairments	757	24,336	17,372	59,114
Goodwill and intangible asset impairment	155	181,285	738	181,285

Total operating expense	161,463	395,533	641,551	929,409

OPERATING LOSS	(10,913)	(235,582)	(105,906)	(300,630)

OTHER INCOME (EXPENSE)
Equity in earnings (losses) of unconsolidated entities	487	(2,709)	(1,148)	(13,311)
Interest income	83	145	555	902
Other income (expense)	21,945	(2,657)	22,339	(6,458)

Total other income (expense)	22,515	(5,221)	21,746	(18,867)

Income (loss) from continuing operations before income tax benefit (provision)	11,602	(240,803)	(84,160)	(319,497)
Income tax benefit (provision)	1,762	(22,297)	1,175	827

Income (loss) from continuing operations	13,364	(263,100)	(82,985)	(318,670)
Income (loss) from discontinued operations	3,491	(5,231)	2,486	(23,921)

Net income (loss)	16,855	(268,331)	(80,499)	(342,591)

Net income (loss) attributable to noncontrolling interests	25	(5,421)	(1,661)	(11,719)

Net income (loss) attributable to Grubb & Ellis Company	$16,830	$(262,910)	$(78,838)	$(330,872)

Earnings per share — basic:
Income (loss) from continuing operations attributable to Grubb & Ellis Company	$0.08	$(4.07)	$(1.31)	$(4.83)
Income (loss) from discontinued operations attributable to Grubb & Ellis Company	0.03	(0.08)	0.04	(0.38)

Net income (loss) per share	$0.11	$(4.15)	$(1.27)	$(5.21)

Earnings per share — diluted:
Income (loss) from continuing operations attributable to Grubb & Ellis Company	$0.08	$(4.07)	$(1.31)	$(4.83)
Income (loss) from discontinued operations attributable to Grubb & Ellis Company	0.03	(0.08)	0.04	(0.38)

Net income (loss) per share	$0.11	$(4.15)	$(1.27)	$(5.21)

Table 1

Grubb & Ellis Company
Consolidated Balance Sheets
(in thousands)
(Unaudited)

	December 31,	December 31,
	2009	2008
ASSETS
Cash and cash equivalents	$39,101	$32,985
Restricted cash	13,875	36,047
Investment in marketable securities	690	1,510
Accounts receivable from related parties — net	9,169	22,630
Notes and advances to related parties — net	1,019	12,082
Services fees receivable — net	30,293	26,987
Professional service contracts — net	3,626	4,326
Real estate deposits and pre-acquisition costs	1,321	5,961
Properties held for sale including investments in unconsolidated real estate — net	—	78,708
Identified intangible assets and other assets held for sale — net	—	25,747
Prepaid expenses and other current assets	16,497	23,620
Deferred tax asset	4,992	—

TOTAL CURRENT ASSETS	120,583	270,603

Accounts receivable from related parties — net	15,609	11,072
Notes and advances to related parties — net	14,607	11,499
Professional service contracts — net	7,271	10,320
Investments in unconsolidated entities	3,783	8,733
Properties held for investment — net	82,189	88,699
Property, equipment and leasehold improvements — net	13,190	14,020
Identified intangible assets — net	94,952	100,631
Other assets — net	5,140	4,700

TOTAL ASSETS	$357,324	$520,277

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$62,867	$70,222
Due to related parties	2,267	2,447
Line of credit	—	63,000
Notes payable and capital lease obligations	939	333
Notes payable of properties held for sale	—	108,959
Liabilities of properties held for sale — net	—	9,257
Other liabilities	38,864	37,550
Deferred tax liability	—	2,080

TOTAL CURRENT LIABILITIES	104,937	293,848

Senior notes	16,277	16,277
Notes payable and capital lease obligations	107,755	107,203
Other long-term liabilities	11,622	11,875
Deferred tax liability	25,477	17,298

TOTAL LIABILITIES	266,068	446,501

Preferred Stock — 12% cumulative participating perpetual convertible	90,080	—

Common stock	654	654
Additional paid-in capital	412,774	402,780
Accumulated deficit	(412,101)	(333,263)

Total Grubb & Ellis Company stockholders’ equity	1,327	70,171
Noncontrolling interests	(151)	3,605

TOTAL EQUITY	1,176	73,776

TOTAL LIABILITIES & EQUITY	$357,324	$520,277

Table 2

Grubb & Ellis Company
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
Net income (loss) attributable to Grubb & Ellis Company	$16,830	$(262,910)	$(78,838)	$(330,872)
Discontinued operations	(3,491)	5,231	(2,486)	23,921
Interest expense	2,956	4,279	15,446	14,207
Interest income	(83)	(145)	(555)	(902)
Depreciation and amortization	3,956	2,336	12,324	16,028
Goodwill and intangible assets impairment	155	181,285	738	181,285
Taxes	(1,762)	22,297	(1,175)	(827)

EBITDA (1)	18,561	(47,627)	(54,546)	(97,160)

Gain related to the repayment of the credit facility, net	(21,935)	—	(21,935)	—
Charges related to sponsored programs	1,744	11,475	23,348	27,771
Real estate related impairment	757	24,336	17,372	59,114
Write off of investment in Grubb & Ellis Realty Advisors, net	—	—	—	5,828
Stock based compensation	2,144	3,423	10,876	11,907
Amortization of signing bonuses	1,831	1,967	7,535	7,603
Loss on marketable securities	—	—	—	1,783
Merger related costs	—	4,515	—	14,732
Amortization of contract rights	—	—	—	1,179
Real estate operations	(1,970)	(2,505)	(7,959)	(9,993)
Other	(32)	—	1,319	163

Adjusted EBITDA (1)	$1,100	$(4,416)	$(23,990)	$22,927

(1)	EBITDA represents earnings before net interest expense, interest income, realized gains or losses on sales of marketable securities, income taxes, depreciation, amortization, discontinued operations and impairments related to goodwill and intangible assets. Management believes EBITDA is useful in evaluating our performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisition, which items may vary for different companies for reasons unrelated to overall operating performance. As a result, management uses EBITDA as an operating measure to evaluate the operating performance of the Company’s various business lines and for other discretionary purposes, including as a significant component when measuring performance under employee incentive programs.

However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing the Company’s operating performance, readers should use EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

Table 3

Grubb & Ellis Company
Supplemental Data
(in thousands except for properties acquired/disposed)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
Investment management revenue:
Acquisition and loan fees	$5,056	$2,588	$12,543	$33,126
Property and asset management fees	6,557	9,569	31,466	37,973
Disposition fees (excluding amortization of intangible contract rights)	—	—	—	5,808
Amortization of intangible contract rights	—	—	—	(1,179)
Other	1,757	4,943	13,273	25,853

Total investment management revenue	$13,370	$17,100	$57,282	$101,581

Investment management data:
Total properties acquired (1)	8	4	14	50
Total aggregate purchase price (1)	$253,435	$119,565	$493,759	$1,175,797

Total properties disposed	—	—	6	9
Total aggregate sales value at disposition	$—	$—	$103,384	$225,775

Total square feet under management	40,989	46,838	40,989	46,838

Assets under management (2)	$5,772,005	$6,794,580	$5,772,005	$6,794,580

Equity raise:
Non-traded real estate investment trust (3)	$18,937	$196,565	$536,934	$592,688
Tenant-in-common	2,513	23,967	15,504	176,911
Private client accounts	—	—	—	193,290
Other	277	3,296	2,309	21,439

Total equity raise	$21,727	$223,828	$554,747	$984,328

(1)	The 4th quarter 2009 includes the acquisition of 8 properties for Healthcare Trust of America, formerly Grubb & Ellis Healthcare REIT.

(2)	The value of assets under management is based on the original acquisition price of such assets. The decrease reflects the separation of Healthcare Trust of America.

(3)	Excludes capital raised through the dividend reinvestment program.

Table 4

Grubb & Ellis Company
Segment Data
(in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
MANAGEMENT SERVICES
Revenue	$75,048	$67,809	$274,684	$253,664
Compensation costs	8,999	10,640	36,701	39,125
Transaction commissions and related costs	5,276	2,160	12,623	8,581
Reimbursable salaries, wages, and benefits	51,081	46,975	193,682	178,058
General and administrative	2,826	2,573	10,869	8,877

Segment operating income	6,866	5,461	20,809	19,023

TRANSACTION SERVICES
Revenue	54,601	67,059	173,394	240,250
Compensation costs	11,287	13,783	44,274	50,272
Transaction commissions and related costs	34,666	44,138	112,398	155,668
General and administrative	8,478	8,547	33,937	35,573

Segment operating income (loss)	170	591	(17,215)	(1,263)

INVESTMENT MANAGEMENT
Revenue	13,370	17,100	57,282	101,581
Compensation costs	5,387	7,310	26,275	30,254
Transaction commissions and related costs	52	12	84	18
Reimbursable salaries, wages, and benefits	2,354	2,087	9,430	6,458
General and administrative	4,557	14,882	37,150	37,374

Segment operating income (loss)	1,020	(7,191)	(15,657)	27,477

RECONCILIATION TO CONSOLIDATED NET INCOME (LOSS):
Total segment operating income (loss)	8,056	(1,139)	(12,063)	45,237
Rental Operations, net of rental related expenses	2,234	2,309	8,245	11,964
Corporate overhead (compensation, general and administrative costs)	(13,379)	(20,001)	(56,208)	(72,465)
Other operating expenses	(7,824)	(216,751)	(45,880)	(285,366)
Other income (expense)	22,515	(5,221)	21,746	(18,867)

Income (loss) from continuing operations before income tax benefit (provision)	11,602	(240,803)	(84,160)	(319,497)
Income tax benefit (provision)	1,762	(22,297)	1,175	827

Income (loss) from continuing operations	13,364	(263,100)	(82,985)	(318,670)
Income (loss) from discontinued operations	3,491	(5,231)	2,486	(23,921)

Net income (loss)	16,855	(268,331)	(80,499)	(342,591)

Net income (loss) attributable to the noncontrolling interests	25	(5,421)	(1,661)	(11,719)

Net income (loss) attributable to Grubb & Ellis Company	$16,830	$(262,910)	$(78,838)	$(330,872)

Table 5

Grubb & Ellis Company
Calculation of Earnings per Share
(in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
Numerator for earnings per share — basic:

Income (loss) from continuing operations	$13,364	$(263,100)	$(82,985)	$(318,670)
Less: Net income (loss) attributable to the noncontrolling interests	(25)	5,421	1,661	11,719
Less: Preferred dividends	(1,770)	—	(1,770)	—
Less: Income allocated to participating securityholders	(5,955)	—	—	—

Income (loss) from continuing operations attributable to Grubb & Ellis Company common shareholders	5,614	(257,679)	(83,094)	(306,951)

Income (loss) from discontinued operations	3,491	(5,231)	2,486	(23,921)
Less: Income allocated to participating securityholders	(1,797)	—	—	—

Income (loss) from discontinued operations attributable to Grubb & Ellis Company common shareholders	1,694	(5,231)	2,486	(23,921)

Income (loss) attributable to Grubb & Ellis Company	16,830	(262,910)	(78,838)	(330,872)
Less: Preferred dividends	(1,770)	—	(1,770)	—
Less: Income allocated to participating securityholders	(7,752)	—	—	—

Net income (loss) attributable to Grubb & Ellis Company common shareholders	$7,308	$(262,910)	$(80,608)	$(330,872)

Earnings per share — basic:
Income (loss) from continuing operations attributable to Grubb & Ellis Company	$0.08	$(4.07)	$(1.31)	$(4.83)
Income (loss) from discontinued operations attributable to Grubb & Ellis Company	0.03	(0.08)	0.04	(0.38)

Net income (loss) per share	$0.11	$(4.15)	$(1.27)	$(5.21)

Weighted average shares outstanding - basic	63,676	63,338	63,645	63,515

Earnings per share — diluted (a):
Income (loss) from continuing operations attributable to Grubb & Ellis Company	$0.08	$(4.07)	$(1.31)	$(4.83)
Income (loss) from discontinued operations attributable to Grubb & Ellis Company	0.03	(0.08)	0.04	(0.38)

Net income (loss) per share	$0.11	$(4.15)	$(1.27)	$(5.21)

Weighted average shares outstanding — diluted	63,676	63,338	63,645	63,515

(a)	For each of the periods presented, fully diluted earnings per share, as computed in accordance with Earnings Per Share Topic 260, produces an anti-dilutive result. Therefore, the results for fully diluted earnings per share are the same as those for basic earnings per share.

Table 6